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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30963) of PLATO Learning, Inc. of our report dated July 19, 2004 relating to the financial statements of PLATO Learning, Inc. Saving and Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
July 22, 2004